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                                                                 EXHIBIT 10.30


                                EXCERPTS FROM THE
                             MINUTES OF A MEETING OF
                            THE BOARD OF DIRECTORS OF
                                  ABGENIX, INC.

                           Wednesday October 23, 1996
                             12:00 p.m. - 5:00 p.m.

        The Board of Directors of Abgenix, Inc. (the "Company") held a meeting at the time indicated above pursuant to notice. Directors Stephen A. Sherwin (Chairman), R. Scott Greer, Raju Kucherlapati and Joseph Maroun were present at the meeting.

        Also present at the invitation of the Board was Sarah O'Dowd, outside counsel to the Company.

        Dr. Sherwin called the meeting to order. Ms. O'Dowd kept the minutes of the meeting . . . .

Acceleration of Stock Options

        The Board next discussed treatment of options in the event of a change in control of the Company. After discussion and upon motion duly made and seconded, it was unanimously:

        RESOLVED, that if, in the event of the merger of the Company with or into another corporation, the successor corporation (or a parent or subsidiary of such successor corporation) does not agree to assume the options issued under the Plan or to substitute an equivalent option, such options shall automatically be accelerated in full so as to become completely vested and fully exercisable. In such event, the administrator of the Plan shall notify persons holding options that the options shall be fully exercisable for a period of 30 days from the date of such notice, and options will terminate upon the expiration of such period.

        FURTHER RESOLVED, that if an employee holding options issued at any time under the Plan has served as an employee of the Company for one year or more as of the date of a "Change of Control" and following such "Change of Control" employee's Continuous Status as an Employee (as defined in the Plan) terminates as a result of an "Involuntary Termination" other than for "Cause" (as such terms are defined below) at any time within 24 months following such Change of Control, then 100% of such employee's options shall automatically be accelerated in full so as to become completely vested and fully exercisable.



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FURTHER RESOLVED, that for purposes of the foregoing resolution the terms set forth below shall have the following definitions:

        "Change of Control" means the occurrence of any of the following events:

                (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than Cell Genesys or a successor in interest to Cell Genesys is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board as provided in the Governance Agreement between the Company and Cell Genesys (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (x) a merger or consolidation with Cell Genesys or (y) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

        "Involuntary Termination" means (i) the elimination of an employee's job position or a material reduction of the employee's job position or a material reduction of the employee's duties, authority or responsibilities, relative to the employee's job position or duties, authority or responsibilities as in effect immediately prior to such reduction; (ii) a reduction by the Company in the base salary of the employee as in effect immediately prior to such reduction; (iii) the relocation of the employee to a facility or a location more than 50 miles from the employee's then present location; or (iv) any other involuntary termination of the employee's employment without cause except in the event of disability.



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        "Cause" means (i) any act of personal dishonesty, fraud or misrepresentation taken by an employee in connection with his responsibilities as an employee and intended to result in substantial gain or personal enrichment of the employee at the expense of the Company; (ii) the employee's conviction of a felony; (iii) improper disclosure of the Company's confidential or proprietary information by the employee; or (iv) the employee's continued failure to substantially perform his principal duties in a reasonable period of time after receipt of written notice from the Company. . . .

Adjournment

        There being no further Board business to come before the meeting, the meeting was adjourned at 5:00 p.m.


                                                 [SIG]
                                             ---------------------------------
                                             Sarah A. O'Dowd
                                             Secretary of the Meeting





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